                     Appointment of officers and directors

                    WRITTEN CONSENT TO ACTION WITHOUT MEETING
                          OF CENTURY LABORATORIES, INC.


  BOARD OF DIRECTORS' RESOLUTION ACCEPTING OFFICERS' RESIGNATIONS AND APPOINTING NEW OFFICERS


Pursuant to Article 2 section 7 of the Bylaws and DCA 8-14l (f), (i) the following action is taken and approved by the Board of Directors of CENTURY LABORATORIES, INC. by unanimous written consent as if a meeting had been properly called and held and all the directors were present at the meeting and voted in favor of such action.

RESOLVED, that the Board of Directors of CENTURY LABORATORIES, INC. does hereby accept EDWIN MENDLINGER'S resignation as President, Vice President and Treasurer, and LOUIS BIRNER'S resignation as Secretary of CENTURY LABORATORIES, INC. effective close of business 8/18/2000 as stated by aforesaid in their memo to the Board of Directors dated 8/18/2000. The Secretary of the Corporation is hereby instructed to notify MESSRS. MENDLINGER and BIRNER that the Board has accepted their resignations.

RESOLVED, that ROBERT BRYAN be appointed the President of the Corporation and as such that he is authorized to carry out the ordinary business of the Corporation effective close of business 8/18/2000.

RESOLVED, that ROBERT BRYAN be appointed the Vice President of the Corporation and as such that he is authorized to carry out the ordinary business of the Corporation effective close of business 8/18/2000.

RESOLVED, that ROBERT BRYAN be appointed the Secretary of the Corporation and as such that he is authorized to carry out the ordinary business of the Corporation effective close of business 8/18/2000.

RESOLVED, that ROBERT BRYAN be appointed the Treasurer of the Corporation and as such that he is authorized to carry out the ordinary business of the Corporation effective close of business 8/18/2000.

IN WITNESS WHEREFORE, the undersigned, being all the DIRECTORS of CENTURY LABORATORIES, INC. have signed this consent on the dates indicated below.

Dated:  8/18/2000


By:/s/______________________________
   DIRECTOR:  EDWIN  MENDLINGER
   CENTURY  LABORATORIES,  INC.


By:/s/______________________________
   DIRECTOR:  LOUIS  BIRNER
   CENTURY  LABORATORIES,  INC.

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